Exhibit 10.30

BancTec, Inc.

2009 Equity Incentive Plan

Article 1.                                            Establishment & Purpose

1.1                               Establishment.  BancTec, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes the BancTec, Inc. 2009 Equity Incentive Plan (hereinafter referred to as the “2009 Plan”) as set forth in this document.

1.2                               Purpose of the 2009 Plan.  The purpose of this 2009 Plan is to attract, retain and motivate officers and employees of, consultants to, and non-employee directors providing services to the Company and its Subsidiaries and Affiliates, and to promote the success of the Company’s business by providing them with appropriate incentives.

Article 2.                                            Definitions

Whenever capitalized in the 2009 Plan, the following terms shall have the meanings set forth below.

2.1                               “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity that the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2                               “Annual Award Limit” shall have the meaning set forth in Section 5.1(b).

2.3                               “Award” means any Option, Restricted Stock award or Other Stock-Based Award that is granted under the 2009 Plan.

2.4                               “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this 2009 Plan, or (b) a written statement issued by the Company to a Participant describing the terms and provisions of the actual grant of such Award.

2.5                               “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6                               “Board” means the Board of Directors of the Company.

2.7                               “Change of Control” means the occurrence of any of the following events:

(a)                                  any Person is or becomes the Beneficial Owner (except that a Person shall be deemed to have “beneficial ownership” of all Shares that any such Person has the right to acquire, whether such right is currently exercisable or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation, tender, exchange offer or otherwise; or

(b)                                 the sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person; or

(c)                                  during any period of twelve consecutive months commencing on or after the Effective Date, individuals who as of the beginning of such period constituted the entire Board (together with any new directors whose election by such Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors of the Company, then still in office, who were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(d)                                 approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.8                               “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.9                               “Committee” means the compensation committee of the Board or any other committee designated by the Board to administer this 2009 Plan.  The Committee shall have at least two members, each of whom shall be (i) a Non-Employee Director, (ii) an Outside Director and (iii) following any initial Public Offering of the Company’s Shares, an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed.

2.10                        “Company” means BancTec, Inc., a Delaware corporation, and any successor thereto.

2.11                        “Consultant” means any individual (other than an Employee or a Director) who is engaged by the Company, a Subsidiary or an Affiliate to render consulting or advisory services to the Company or such Subsidiary or Affiliate.

2.12                        “Covered Employee” means for any 2009 Plan Year, a Participant designated by the Company as a potential “covered employee,” as such term is defined in Section 162(m) of the Code.

2.13                        “Director” means a member of the Board who is not an Employee.

2.14                        “Effective Date” means the date set forth in Section 13.15.

2.15                        “Employee” means an officer or other employee of the Company, its Subsidiaries or an Affiliate, including a member of the Board who is an employee of the Company, its Subsidiaries or an Affiliate.

2.16                        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17                        “Fair Market Value” “Fair Market Value” means, as of any date, the per Share value determined as follows:

(a)                                  If the Shares are listed on any established stock exchange or a national market system, including the PORTAL Market, the per Share Fair Market Value shall be the closing sales price for each share of such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)                                 If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, but selling prices are not reported, the per Share Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)                                  In the absence of an established market for the Shares of the type described in (a) and (b), above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.

2.18                        “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.19                        “Option” means any stock option granted from time to time under Article 6 of the 2009 Plan.

2.20                        “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the 2009 Plan.

2.21                        “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.22                        “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.23                        “Performance-Based Compensation” means compensation under an Award that is intended to constitute “qualified performance-based compensation” under Section 162(m) of Code or any successor provision.

2.24                        “Performance Measures” means measures as described in Section 9.1 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

2.25                        “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.26                        “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27                        “2009 Plan” means the BancTec, Inc. 2009 Equity Incentive Plan.

2.28                        “2009 Plan Year” means the applicable calendar year.

2.29                        “Restricted Stock” means any Award granted under Article 7.

2.30                        “Restriction Period” means the period during which Restricted Stock awarded under Article 7 of the 2009 Plan is subject to forfeiture.

2.31                        “Service” means service as an Employee, Director or Consultant.

2.32                        “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 11.1.

2.33                        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Article 3.                                            Administration

3.1                               Authority of the Committee.  The 2009 Plan shall be administered by the Committee, which shall have full power to interpret the 2009 Plan and Award Agreements and full authority to select the Directors, Employees and Consultants to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Director, Employee or Consultant, the terms and conditions of Awards granted under the 2009 Plan and the terms of Award Agreements to be entered into with Participants.  Without limiting the generality of the foregoing, the Committee may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the 2009 Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards, modify the purchase price under any Award, or waive any terms or conditions applicable to any Award; provided that no action taken by the Committee shall adversely affect in any material respect the rights granted to any Participant under any outstanding Awards without the Participant’s written consent (other than pursuant to Article 10 or Article 11 hereof).  Awards may, in the discretion of the Committee, be made under the 2009 Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines.  The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the 2009 Plan as the Committee deems necessary or proper.  Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the 2009 Plan.  All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2                               Delegation.  The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries, and one or more agents or advisors such administrative duties or powers as it may deem advisable.

Article 4.                                            Eligibility and Participation

4.1                               Eligibility.  Participants will consist of such Employees, Consultants, and Directors as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under the 2009 Plan.  Designation of a Participant in any year shall not require the

Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2                               Type of Awards.  Awards under the 2009 Plan may be granted in any one of:  (a) Options, (b) Restricted Stock or (c) Other Stock-Based Awards. The 2009 Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 9 hereof.  Awards granted under the 2009 Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the 2009 Plan and any such Award Agreement, the provisions of the 2009 Plan shall prevail.

Article 5.                                            Shares Subject to the 2009 Plan and Maximum Awards

5.1                               Number of Shares Available for Awards.

(a)                                  General.  Subject to adjustment as provided in Section 5.1(c) and Article 11, the maximum number of Shares available for issuance to Participants pursuant to Awards under the 2009 Plan shall be 1,500,000 Shares.  The Shares available for issuance under the 2009 Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Any Shares delivered to the Company as part or full payment for the purchase price of an Award granted under this 2009 Plan or to satisfy the Company’s withholding obligation with respect to an Award granted under this 2009 Plan, shall again be available for Awards under the 2009 Plan; provided however, that such Shares shall continue to be counted as outstanding for purposes of determining whether an Annual Award Limit has been attained.

(b)                                 Annual Award Limits.  The maximum number of Shares with respect to which any Awards may be granted to any Participant in any 2009 Plan Year shall be 250,000 Shares, subject to adjustments made in accordance with Article 11 hereof, or the cash equivalent thereof to the extent such Awards are payable in cash or property other than Shares (the “Annual Award Limit”).

(c)                                  Additional Shares.  In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or are otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards under the 2009 Plan. If the Committee authorizes the assumption under this 2009 Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (i) reduce the maximum number of Shares available for issuance under this 2009 Plan or (ii) be subject to or counted against a Participant’s Annual Award Limit.

Article 6.                                            Stock Options

6.1                               Grant of Options.  The Committee is hereby authorized to grant Options to Participants.  Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the 2009 Plan.  Options shall be nonqualified stock options (i.e., not eligible as incentive stock options).  Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option.  Such agreements shall conform to the requirements of the 2009 Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2                               Terms of Option Grant.  The Option Price shall be determined by the Committee at the time of grant, but shall not be less than the Fair Market Value of a Share on the date of grant.

6.3                               Option Term.  The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years.

6.4                               Time of Exercise.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5                               Method of Exercise.  Except as otherwise provided in the 2009 Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence.  The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by cashier’s check), (ii) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased.  The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the 2009 Plan.

Article 7.                                            Restricted Stock

7.1                               Grant of Restricted Stock.  An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events.  Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law.  Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the 2009 Plan and may contain such other provisions, as the Committee shall deem advisable.

7.2                               Terms of Restricted Stock Awards.  Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant’s Service whether due to death, disability or other cause) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine.  Any Restricted Stock granted under the 2009 Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative). The Committee may, in its sole discretion, modify or accelerate the lapsing of the restrictions imposed on Restricted Stock.  The Committee may, in its sole discretion and in lieu of an escrow described above, provide for the issuance and delivery of Shares as of the date the applicable restrictions lapse as to a number of Shares subject to an Award Agreement.

7.3                               Voting and Dividend Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, Participants holding Restricted Stock granted hereunder shall not have the right to exercise voting rights with respect to the Restricted Stock and shall not have the right to receive dividends on such Restricted Stock.

7.4                               Performance Goals.  The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company.

7.5                               Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 8.                                            Other Stock-Based Awards.

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 9.                                            Performance-Based Compensation

The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and related regulations, provided that, in accordance with the shareholder approval requirement of Code Section 162(m), stockholders of the Company approve the 2009 Plan at the first regularly scheduled meeting of stockholders of the Company that occurs after the end of the third calendar year beginning after the date the Company becomes a publicly held corporation.  Such approval of stockholders shall be a condition to the right of each Participant to receive any Awards treated as Performance-Based Compensation on or after the date of the meeting of stockholders aforementioned.  For the avoidance of doubt, if stockholders fail to approve the 2009 Plan as specified hereunder, the right of each Participant to receive any Awards not treated as Performance-Based Compensation under the 2009 Plan shall not be diminished, limited, or otherwise affected.   Each Award of Performance-Based Compensation shall be treated as a separate plan solely for purposes of Section 162(m) of the Code, and all such Awards, individually and in the aggregate, shall be subject to the aggregate limit and annual Award limits under Section 5 and other provisions of the 2009 Plan.

9.1                               Performance Measures.  The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets.

Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.

9.2                               Establishment of Performance Goals for Covered Employees.  No later than ninety (90) days after the commencement of a performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the Committee shall establish in writing:  (a) the performance goals applicable to the Performance Period; (b) the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard; (c) the method for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply.

9.3                               Adjustment of Performance-Based Compensation.  Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward.  The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

9.4                               Certification of Performance.  Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

Article 10.                                     Compliance with Section 409A of the Code

10.1                        General.  The Company expects that Options and Restricted Stock Awards under the 2009 Plan shall be structured such that the Awards do not provide for a deferral of compensation so as to cause Awards to be subject to Section 409A of the Code.  Other Stock-Based Awards may be subject to Section 409A of the Code.  Notwithstanding the Company’s expectation, in the event any Award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the 2009 Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the 2009 Plan and/or any Award from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant (“Section 409A Guidance”).

10.2                        Payments to Specified Employees.  Notwithstanding any contrary provision in the 2009 Plan or Award Agreement, any payment(s) that are otherwise required to be made under the 2009 Plan to a “specified employee” (as defined under Section 409A of the Code and identified by the Committee) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

Article 11.                                     Adjustments

11.1                        Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the 2009 Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares that may be issued under the 2009 Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to the 2009 Plan or outstanding Awards.

11.2                        Change of Control.  Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the 2009 Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (iii) accelerated exercisability, vesting and/or lapse of restrictions under all then outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, within fifteen days immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled.

Article 12.                                     Duration, Amendment, Modification, Suspension, and Termination

12.1                        Duration of the 2009 Plan.  Unless sooner terminated as provided in Section 12.2, the 2009 Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

12.2                        Amendment, Modification, Suspension, and Termination of 2009 Plan.  The Board may amend, alter, suspend, discontinue, or terminate the 2009 Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made (i) without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2009 Plan and (ii) without the consent of the Participant, if such action would materially diminish any of the rights of any Participant under any Award theretofore granted to such Participant under the 2009 Plan; provided, however, the Committee may amend the 2009 Plan, any Award or any Award Agreement in such manner as it deems necessary to comply with applicable laws.

Article 13.                                     General Provisions

13.1                        No Right to Service. The granting of an Award under the 2009 Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.2                        Settlement of Awards; No Fractional Shares.  Each Award Agreement shall establish the form in which the Award shall be settled.  No fractional Shares shall be issued or delivered pursuant to the 2009 Plan or any Award.  The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

13.3                        Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2009 Plan.  With respect to required withholding, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

13.4                        No Guarantees Regarding Tax Treatment.  Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the 2009 Plan.  The Committee and the Company make no guarantees to any person regarding the tax treatment of Awards or payments made under the 2009 Plan.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any excise tax on any person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

13.5                        Section 16 Participants. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the 2009 Plan are intended to comply with all applicable conditions of

Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the 2009 Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

13.6                        Non-Transferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

13.7                        Conditions and Restrictions on Shares.  The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable.  These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

13.8                        Compliance with Law.  The granting of Awards and the issuance of Shares under the 2009 Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the 2009 Plan prior to:

(a)                                  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                                 Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The restrictions contained in this Section 13.8 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 13.7.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.9                        Rights as a Shareholder.  Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

13.10                 Severability.  If any provision of the 2009 Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the 2009 Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the 2009 Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the 2009 Plan and any such Award shall remain in full force and effect.

13.11                 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the 2009 Plan.  Nothing contained in the 2009 Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person.  To the extent that any person acquires a right to receive payments from the Company, any of its Subsidiaries or Affiliates under the 2009 Plan, such right shall be no greater than the right of an unsecured general creditor of the Company a Subsidiary or Affiliate, as the case may be.  All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The 2009 Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

13.12                 No Constraint on Corporate Action.  Nothing in the 2009 Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s, its Subsidiary’s or Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company its Subsidiary or Affiliate to take any action which such entity deems to be necessary or appropriate.

13.13                 Successors.  All obligations of the Company under the 2009 Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.14                 Governing Law.  The 2009 Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the 2009 Plan to the substantive law of another jurisdiction.

13.15                 Effective Date. The 2009 Plan shall be effective as of December 22, 2009 (the “Effective Date”).

This Amended and Restate 2009 Equity Incentive Plan was duly adopted and approved by the Board of Directors on the 22nd day of December, 2009.

/s/ J. Coley Clark
J. Coley Clark
Chief Executive Officer and
Chairman of the Board of Directors

[SIGNATURE PAGE TO THE BANCTEC, INC.

2009 EQUITY INCENTIVE PLAN]